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                                                                       EXHIBIT F

                                    GUARANTY

                  THIS GUARANTY (as may be amended from time to time, this "Guaranty"), dated as of [________], 2003 is made by and among Telenor ASA, a company incorporated under the laws of Norway (the "Guarantor"), Golden Telecom, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America ("GTI"), and SFMT-CIS, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America ("SFMT" and, together with Guarantor and GTI, each, individually, a "Party" and, collectively, the "Parties").

                              W I T N E S S E T H:

                  WHEREAS, Nye Telenor East Invest AS, a Norwegian corporation ("Telenor"), GTI and SFMT have entered into a Share Exchange Agreement dated as of August 19, 2003 (as the same may be amended, modified or supplemented from time to time, the "Share Exchange Agreement"), which contemplates the execution and delivery of this Guaranty;

                  WHEREAS, the Guarantor owns indirectly all of the issued and outstanding capital stock of Telenor;

                  WHEREAS, SFMT is a wholly-owned subsidiary of GTI; and

                  WHEREAS, the Guarantor will derive direct and indirect benefit from the acquisition by SFMT of all of the outstanding shares of capital stock in OAO Comincom, a Russian open joint stock company ("Comincom") owned by Telenor, from Telenor as provided for in the Share Exchange Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and other benefits accruing to the Guarantor, and in order to induce GTI and SFMT to enter into the Share Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                  1. Definitions.

                  Unless otherwise defined herein, any capitalized term used herein shall have the meaning ascribed to such term in the Share Exchange Agreement. In addition, the following terms shall have the following meanings:

                  "Buyer Group" means collectively GTI and SFMT;

                  "Comincom" has the meaning assigned to such term in the fourth recital hereto;

                  "Guaranteed Obligations" has the meaning assigned to such term in Section 2.1;

                  "Guaranty Period" has the meaning assigned to such term in
Section 2.3; and

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                  "Transfer Agreements" means the Share Exchange Agreement and any certificate, instrument or agreement executed or issued by Telenor or its representatives in connection therewith.

                  2. Guaranty.

                  2.1 Guaranty Unconditional. Subject to the limitations set forth in Section 2.2(a) and (b), the Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each member of the Buyer Group and its successors and permitted assigns, the prompt and complete payment when due, and the prompt and complete performance when owing, of each and every covenant, agreement and other obligation of Telenor under the Transfer Agreements that is not paid or performed when due or owing (collectively referred to as the "Guaranteed Obligations").

                  2.2 Guaranty is Limited.

                  (a) Notwithstanding anything herein to the contrary, the aggregate liability of the Guarantor hereunder shall not exceed (i) the Notional Price; plus (ii) all costs and expenses incurred by each member of the Buyer Group in connection with entering into the Transfer Agreements and consummating the transactions contemplated thereby, as well as enforcing any of their rights and remedies hereunder and thereunder, including, without limitation, fees and expenses of all outside advisors and any amounts expended in pursuing any claim as a result of, or arising out of, a breach of a representation or a warranty by Telenor or non-compliance with, or nonperformance by Telenor, of obligations or covenants or other terms under any of the Transfer Agreements.

                  (b) It is understood and agreed that, without prejudice to Sections 2.5 and 8 below, nothing herein shall require the Guarantor to make any payment or perform any obligation under any circumstances in which Telenor would not be required, pursuant to the terms of the relevant Transfer Agreement, to perform such obligation or make such payment by reason of a breach or misrepresentation by any other party to such Transfer Agreement or the failure of any condition to such performance or payment to be satisfied.

                  (c) The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of its liability hereunder without impairing this Guaranty or affecting the rights and remedies of the Buyer Group hereunder.

                  2.3      Limitation on Duration of Guaranty.

                  (a) Subject to the provisions of Section 2.3(b) hereof, the obligations of the Guarantor with respect to any liability for breach of representations and warranties made (or repeated) under the Transfer Agreements shall expire on the last day of the eighteen (18) month period following the Closing Date, except that, with respect to any liability for breach of representations and warranties made (or repeated) under Sections 3.5 and 3.19 of the Share Exchange Agreement, the obligations of the Guarantor hereunder shall expire on the second anniversary of the Closing Date (each such period referred to as a "Guaranty Period"), unless reinstated pursuant to the terms of Section
         2.7 hereof.

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                  (b)      Notwithstanding the foregoing Section 2.3(a), and
         without prejudice to Section 2.7, in the event that at the end of the relevant Guaranty Period an Action is pending or threatened with respect to the breach of a representation or warranty or covenant of Telenor made or repeated or required to be made or repeated under any Transfer Agreement then, without the need for any action on the part of the Guarantor or any member of the Buyer Group, the Guaranty Period shall be automatically extended until such time as such Action is dismissed with prejudice or is fully and finally resolved and, subject to the provisions of Section 2.2, any and all amounts arising as a result thereof constituting the Guaranteed Obligations hereunder shall have been satisfied in full.

                  2.4 No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by Telenor, until all amounts due to any member of the Buyer Group for or on account of the Guaranteed Obligations as limited under Section 2.2(a) and
(b) are paid in full, the Guarantor shall not (a) be entitled to be subrogated to any of the rights of any member of the Buyer Group against Telenor or any other guarantor or in any collateral security or guaranty or right of offset held by any member of the Buyer Group with respect to the payment or performance of any Guaranteed Obligation, or (b) seek any reimbursement or contribution from Telenor or any other guarantor in respect of any payment, set-off or application of funds made by the Guarantor hereunder.

                  2.5 No Effect on Guaranty. The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by:

                  (a) any rescission of any demand for payment or performance of any of the Guaranteed Obligations or any failure by any member of the Buyer Group to make any such demand on Telenor, the Guarantor or any other guarantor or to collect any payments from Telenor or any other guarantor or any release of the Guarantor, Telenor or any other guarantor;

                  (b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the Transfer Agreements or the Guaranteed Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations, or the liability of any Person to any of the foregoing or for any part thereof or any collateral security therefor or guaranty thereof;

                  (c) the validity, regularity or enforceability of any of the Guaranteed Obligations or of any of the Transfer Agreements or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations at any time or from time to time held by any member of the Buyer Group or the Guarantor;

                  (d) any failure by any member of the Buyer Group to protect, secure, perfect, record, insure or enforce any security document or collateral subject thereto at any time constituting security for the Guaranteed Obligations;

                  (e) any act or omission of any member of the Buyer Group relating in any way to the Guaranteed Obligations or to Telenor or the Guarantor, including, without limitation, any failure to bring an action against any Person liable on the Guaranteed

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Obligations, or any Person liable on any guaranty of the Guaranteed Obligations, or any Person which has furnished security for the Guaranteed Obligations, or to apply any funds of any such Person held by any member of the Buyer Group, or to resort to any collateral or collateral of any other guarantor;

                  (f) any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of any member of the Buyer Group against Telenor or the Guarantor or any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of Telenor or the Guarantor or any other guarantor for any of the Guaranteed Obligations, in bankruptcy or in any other instance;

                  (g) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Telenor or the Guarantor or any other guarantor or any defense which Telenor or the Guarantor or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; or

                  (h) any change, whether direct or indirect, in the Guarantor's relationship to Telenor, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of Telenor, the Guarantor or any other Person.

                  2.6 Continuing Guaranty. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by any member of the Buyer Group at any time of any right or remedy against Telenor or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guaranty therefor. This Guaranty shall remain in full force and effect until the Guaranteed Obligations, subject always to the limitation contained in Section 2.2(a) and
(b), shall have been satisfied by payment or performance in full or released by the Buyer Group.

                  2.7 Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Guaranteed Obligations is avoided, rescinded or must otherwise be restored or returned by any member of the Buyer Group or their representatives or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to Telenor or the Guarantor, all as though such payment had not been made.

                  3. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to each member of the Buyer Group, as follows:

                  (a) The Guarantor is a corporation duly organized and validly existing under the laws of Norway and has full power and authority to execute and deliver this Guaranty, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (b) The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor. This Guaranty has been duly and validly executed and delivered by

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         the Guarantor. This Guaranty constitutes the valid and binding obligations of the Guarantor, enforceable in accordance with its terms subject to the qualification, however, that the enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought; and

                  (c) The execution, delivery and performance of this Guaranty by the Guarantor does not and will not (i) conflict with, or result in a breach of any provision of, the Guarantor's charter (vedtekter), or (ii) conflict with, result in a breach of any provision of, or constitute a default under, any agreement or instrument by which the Guarantor or any of its assets or properties is bound, or (iii) conflict with, or result in a breach or violation of any law, regulation, decree or order by which the Guarantor or any of its assets or properties is bound, or (iv) require any Authorization of any Governmental Entity; except, in the case of clauses (ii), (iii) and
         (iv) above, where such conflicts, breaches, defaults or violations or such failure to obtain Authorizations would not have a material adverse effect on the Guarantor's ability to perform its obligations hereunder.

                  4. Expenses and Indemnity. Subject to the limitations set forth in Section 2.2(a) and (b), the Guarantor shall indemnify each member of the Buyer Group and their respective officers, directors, employees, representatives and agents from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or resulting from, or incurred in connection with, this Guaranty and the enforcement hereof.

                  5. Election and Exercise of Remedies. Each and every right, power and remedy herein given to the members of the Buyer Group or any of them, or otherwise existing shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing and may be exercised by the Buyer Group in its discretion, and any such exercise shall be binding upon Telenor or the Guarantor without need for any additional action on the part of any of them. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by any member of the Buyer Group.

                  6. Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by any member of the Buyer Group of any right, power or remedy, or delay or omission by any member of the Buyer Group in the exercise of any right, power or remedy which it may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any member of the Buyer Group of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

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                  7. Guarantor's Waivers.

                  (a) The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any member of the Buyer Group upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Guarantor and the members of the Buyer Group shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives presentment, demand, notice, and protest of all instruments included in or evidencing any of the Guaranteed Obligations and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Guaranty.

                  (b) The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require any member of the Buyer Group to: (i) proceed against Telenor or any other guarantor of the Guaranteed Obligations or any other Person; (ii) proceed against or exhaust any security held from Telenor or the Guarantor, any other guarantor of the Guaranteed Obligations or any other Person; or (iii) pursue any other remedy in the power of any member of the Buyer Group whatsoever. The Guarantor waives any defense based on or arising out of any defense of Telenor, any other guarantor of the Guaranteed Obligations or any other Person other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Telenor other than payment in full of the Guaranteed Obligations in cash. Any member of the Buyer Group may, at its election, foreclose upon any security held by it by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy any such member of the Buyer Group may have against Telenor or any other Person, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent that the Guaranteed Obligations have been paid in full in cash. The Guarantor waives any defense arising out of any such election by any member of the Buyer Group.

                  (c) The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of Telenor, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that no member of the Buyer Group shall have any duty to advise the Guarantor of information known to them regarding such circumstances or risks.

                  8. Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by each member of the Buyer Group and the Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by each member of the Buyer Group.

                  9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telecopy, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:

                  (a)      IF TO THE GUARANTOR:

                  Telenor ASA
                  30 Snaroyveien
                  N-1331 Fornebu
                  Norway
                  Attn: General Counsel
                  Telephone: +47 97 778806
                  Facsimile: +47 962 12208

         with a copy to:

                  Coudert Brothers LLP
                  60 Cannon Street
                  London EC4N 6JP
                  England
                  Attention: Peter O'Driscoll
                  Telephone: +44 20 7248 3000
                  Facsimile: +44 20 7248 3001

                  (b)      IF TO ANY MEMBER OF THE BUYER GROUP:

                  Golden Telecom, Inc.
                  4400 MacArthur Boulevard, N.W., Suite 200
                  Washington D.C. 20007, U.S.A.
                  Attention: General Counsel
                  Telephone: +1 (202) 332 5997
                  Facsimile: +1 (202) 332 4877

         with a copy to:

                  Representation Office of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd
                  2nd Floor
                  Moscow 115114
                  Russian Federation
                  Facsimile No.: +7 (095) 797 9331
                  Attention: General Counsel

         and to:

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                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, New York 10112
                  United States of America
                  Attention: Laura M. Brank
                  Facsimile: +1 (212) 541-5369

or to such other address as may be specified from time to time by the Guarantor or GTI in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, or when received if sent by mail or by courier.

                  10. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Guarantor and each member of the Buyer Group and their respective successors and permitted assigns. Notwithstanding the foregoing, the Guarantor shall not have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of each member of the Buyer Group. Each member of the Buyer Group may, in its sole discretion, assign this Guaranty to a permitted assignee of its rights under the Share Exchange Agreement.

                  11. Payments. All payments made by the Guarantor hereunder shall be made without setoff, counterclaim or other defense.

                  12. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  13. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

                  14. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Guaranty, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules then in force (the "Rules") by a panel of three (3) arbitrators in accordance with the following terms and conditions:

                  (a) In the event of any conflict between the Rules and the provisions of this Guaranty, the provisions of this Guaranty shall prevail.

                  (b) The place of the arbitration shall be New York, New York, United States of America.

                  (c) Each member of the Buyer Group acting jointly (or either of them acting individually if only one of them is a party to any dispute), on the one hand, and the Guarantor, on the other hand, shall appoint one arbitrator in accordance with the Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose.

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                  (d)      The English language shall be used as the written and
         spoken language for the arbitration and all matters connected to the arbitration.

                  (e) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Guaranty, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

                  (f) The award of the arbitrators shall be final and binding on the Parties.

                  (g) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

                  (h)      Except for arbitration proceedings pursuant to this
         Section 14, no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Guaranty.

                  15. Appointment of Agents of Service of Process; Consent to Jurisdiction. Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 14, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Parties by facsimile as specified in Section
9. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 15 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with Section 14 and this Section 15.

                  16. Waiver of Sovereign Immunity. Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Guaranty and in performing its obligations hereunder, and each such Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Guaranty and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

                  17. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the members of the Buyer Group or any of them in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

         IN WITNESS WHEREOF, this Guaranty has been validly executed and delivered by the duly authorized representatives of the Parties as of the Execution Date.

GOLDEN TELECOM, INC.                         TELENOR ASA

By:____________________________              By: __________________________
   Name: Alexander Vinogradov                    Name: Jon Fredrik Baksaas
   Title: President and Chief                    Title: President and Chief
          Executive Officer                             Executive Officer

SFMT-CIS, INC.

By: ____________________________________________________
    Name: Jeffrey Riddell
    Title: Senior Vice President and General Counsel